Exhibit 10.2

PRICING AGREEMENT

Roth Capital Partners. LLC

24 Corporate Plaza

Newport Beach, CA 92660

June 27, 2003

Ladies and Gentlemen:

Sonic Solutions, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Placement Agency Agreement dated June 27, 2003 (the “Placement Agreement”), between the Company on the one hand and Roth Capital Partners, LLC, on the other hand, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) the amount or number of securities specified in Schedule I hereto (the “Securities”). Each of the provisions of the Placement Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Base Prospectus in Section 2 of the Placement Agreement shall be deemed to be a representation or warranty as of the date of the Placement Agreement in relation to the Base Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Base Prospectus as amended or supplemented relating to the Securities which are the subject of this Pricing Agreement.

An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including the schedules hereto) and in the Placement Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Purchasers, at the time and place and at the purchase price as set forth in Schedule II hereto, the number and type of Securities set forth opposite the name of each such Purchaser in Schedule I hereto.

Provided that the Securities are issued and sold to each of the Purchasers pursuant to the terms of the Placement Agreement and this Pricing Agreement on the Closing Date se forth in Schedule II, the Company shall pay to the Placement Agent the amount set forth in Schedule II as compensation for services rendered in connection with the issuance and sale of the Securities.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.

Very truly yours,

SONIC SOLUTIONS

By:	/s/ A. CLAY LEIGHTON
Name: A. Clay Leighton
Title: Senior Vice President and CFO

Accepted as of the date hereof:
ROTH CAPITAL PARTNERs, LLC

/s/ AARON GUREWITZ

(Roth Capital Partners, LLC)

SCHEDULE I

[SCHEDULE I AVAILABLE UPON REQUEST]

SCHEDULE II

Title of Securities:

Common Stock, no par value per share.

Aggregate amount:

$8.5 million

Price to Investors:

$8.50 per share

Commission to Placement Agent:

$.45 per share

Specified funds for payment of purchase price:

Same day funds

Closing Date:

July 2, 2003

Time of Delivery:

10.00 a.m., California time

Closing Location:

Offices of the Company’s counsel or such other place as the parties shall mutually agree.